SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 10, 2001 (January 9, 2001)

WORLD ACCESS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	0-29782 (Commission File No.)	58-2398004 (I.R.S. Employer Identification No.)

945 E. Paces Ferry Road, Suite 2200
Atlanta, Georgia 30326
(Address of principal executive offices, including zip code)

(404) 231-2025
(Registrant’s telephone number, including area code)

Item 5. Other Events.

      On January 9, 2001, World Access terminated its agreement to acquire STAR Telecommunications. All of the closing conditions set forth in the definitive agreement had not been satisfied, including STAR’s obligation to sell its PT-1 subsidiary for minimum net cash proceeds of $120 million.

      On September 19, 2000, World Access announced certain financial projections for 2001 and future periods, which were based on a business model that assumed that the STAR merger would be completed as of January 1, 2001. With the termination of the STAR merger agreement, the projections are no longer an indication of World Access’ anticipated financial performance. World Access is currently reviewing its business plan, taking into consideration these recent developments.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit
Number	Description

99	Press Release, issued January 9, 2001.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

WORLD ACCESS, INC.

Date: January 10, 2001	By:	/s/ BRYAN D. YOKLEY

Bryan D. Yokley Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99	Press Release, issued January 9, 2001.

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